EXHIBIT 10.2

AZZ incorporated Employee Stock Purchase Plan

AZZ INCORPORATED

EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Employee Stock Purchase Plan of AZZ incorporated, a Texas corporation.

1. Purpose.  The purpose of the Plan is to provide employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.  It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code (as defined herein).  The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the common stock, $1.00 par value per share, of the Company.

(d) “Company” shall mean AZZ incorporated, a Texas corporation, or any successor which adopts this Plan.

(e) “Compensation” for the Offering Period shall mean the regular earnings paid to the Employee by the Employer for the applicable period used to compute federal taxable income for such period and reported as such for purposes of the Employee’s Form W-2.

(f) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee.  Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence that meets the requirements of paragraph 10(b).

(g) “Designated Subsidiary” shall mean any Subsidiary of the Company designated by the Board in its sole discretion as eligible to participate in the Plan and listed on Schedule 1 hereto, provided that the Board, in its sole discretion, may determine at any time that any such Subsidiary will no longer be eligible to participate in the Plan and that such Subsidiary will accordingly be removed from Schedule 1 hereto.

(h) “Employee” shall mean any person, including an officer, who has been employed by the Employer for at least 90 days prior to such person electing to participate in the Plan, in accordance with the terms and conditions herein, and is customarily employed for at least twenty (20) hours per week and whose wages are subject to withholding for purposes of federal income taxes.

941544_4

(i) “Employer” shall mean the Company and each of its Subsidiaries.

(j) “Enrollment Date” shall mean the first day of each Offering Period.

(k) “Exercise Date” shall mean the last day of the first payroll period ending in August and February of each year within an Offering Period.

(l) “Exercise Period” shall mean the six (6) month period commencing one (1) day after one (1) Exercise Date and ending with the next Exercise Date.

(m) “NYSE” shall mean the New York Stock Exchange.

(n) “Offering Period” shall mean the period of twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, as described in paragraph 4.

(o) “Participant” shall mean an Employee who has been offered the opportunity to purchase Common Stock hereunder and who has elected to participate herein by authorizing payroll deductions.

(p) “Payroll Deduction Account” shall mean that separate account maintained hereunder to record the amount of a Participant's Compensation that has been withheld hereunder.

(q) “Plan” shall mean the AZZ incorporated Employee Stock Purchase Plan.

(r) “Subsidiary” shall mean a limited partnership, limited liability company or corporation, domestic or foreign, of which, at the time of the granting of the option pursuant to paragraph 7, either not less than 50% of the total combined voting power of all classes of stock or membership interests are held by the Company or a Subsidiary or, with respect to limited partnerships, the Company is or controls the general partner of such limited partnership, whether or not such limited partnership, limited liability company or corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) General Rule.  Any Employee, as defined in paragraph 2, who shall be employed by an Employer on a given Enrollment Date and for at least ninety (90) days prior to such Enrollment Date, shall be eligible to participate in the Plan, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code.

(b) Exceptions.  Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option to purchase Common Stock under the Plan if:

(i) Immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock (including for purposes of this paragraph 3(b) any stock he or she holds outstanding options to purchase) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Designated Subsidiary computed in accordance with the Code Section 423(b)(3), or

(ii) Such option would permit such Employee's right to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds the maximum rate allowed by Section 423 of the Code, which is currently Twenty-Five Thousand Dollars ($25,000) of the fair market value of such stock (determined at the time such option is granted), for each calendar year in which such option is outstanding at any time, in accordance with the provisions of Code Section 423(b)(8).

4. Offering Periods.  The Plan shall be implemented by Offering Periods with the first Offering Period beginning on or about the first Monday immediately following the completion of the first payroll period ending in September 2008, and continuing until terminated in accordance with the Plan. The Board of the Company shall have the power to change the duration of the offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.  Absent action by the Board, each Offering Period shall be for a period of twenty-four (24) months and new Offering Periods shall commence on the Monday immediately following the completion of the first payroll period ending in September and March of each year.

5. Participation.

(a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions, in a form substantially similar to Exhibit A attached to the Plan (“Subscription Agreement”), and filing it with the Company's Human Resources Department prior to the applicable Enrollment Date, unless a later time for filing the Subscription Agreement is set by the Board for  all eligible Employees with respect to a given Offering Period.

(b) Payroll deductions for a Participant shall commence with the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in paragraph 10.

(c) An Employee who is otherwise eligible to participate herein may waive his or her right to participate for any Offering Period by declining to authorize a payroll deduction. Such declination must be filed in writing in the time and manner specified thereby.  The filing of a written declination shall result in the Employee's waiver of participation for only the Offering Period to which it relates and shall be irrevocable with respect to such Offering Period.  Except as otherwise provided in this paragraph, an Employee's waiver of participation for a specified Offering Period shall not, in and of itself, adversely impact the right of such Employee to participate in the Plan during any subsequent Offering Periods except those Offering Periods with respect to which he or she files additional written declinations in accordance with the provisions of this paragraph.

6. Payroll Deductions.

(a) At the time a Participant files his or her Subscription Agreement, such Participant shall elect to have payroll deductions made on each pay date during the Offering Period at the rate not to exceed ten percent (10%) of the Compensation which he or she receives on each pay date during the Offering Period, provided that the aggregate amount of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the Participant's aggregate Compensation during said Offering Period.  An eligible Employee may participate in only one Offering Period at a time.

(b) All payroll deductions made by a Participant shall be credited to his or her Payroll Deduction Account under the Plan. A Participant may not make any additional payments into such Payroll Deduction Account.

(c) A Participant may discontinue his or her payroll deductions during the Offering Period by completing and filing with the Human Resources Department of the Company a new Subscription Agreement authorizing a change in the rate of payroll deductions, provided that, in the event that Participant desires to change the rate of his or her payroll deductions but to otherwise continue participating in the Plan, such a change in the rate of payroll deductions shall provide for payroll deductions of at least one percent (1%) of such Participant’s Compensation and any changes to his or her payroll deductions shall otherwise be made in increments of one percent (1%).  The change in rate shall be effective no earlier than fifteen (15) days following the Company's receipt of the new authorization.

7. Grant of Option.

(a)  On the Enrollment Date of each Offering Period each Participant in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period up to a number of whole shares of the Company's Common Stock determined by dividing ten percent (10%) of the Participant's Compensation by eighty-five percent (85%) of the lower of (i) fair market value of a share of Common Stock on the Enrollment Date, or (ii) the fair market value of a share of Common Stock on the Exercise Date; provided, however, that the number of shares subject to such option shall be reduced, if necessary, to a number of shares which would not exceed the limitations described in paragraph 3(b) or paragraph 12(a) hereof.  The fair market value of a share of the Company's Common Stock shall be determined as provided in paragraph 7(b) herein.

(b)  The exercise price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock on the Enrollment Date, or (ii) 85% of the fair market value of a share of the Common Stock on the Exercise Date.  The fair market value of the Company's Common Stock on a given date shall be the closing price of such Common Stock as reported by the NYSE, or reported on such other national exchange as it may, from time to time, be reported on, on such date (or if there shall be no trading on such date, then on the first previous date on which there is such trading), unless the Common Stock ceases to be traded on a national exchange.  If the Common Stock ceases to be traded on a national exchange, its fair market value shall be determined by the Board in its discretion.

(c)  All Employees granted options hereunder shall have the same rights and privileges subject to the limitations contained herein.

8. Exercise of Option.  The Participant's option for the purchase of shares will be exercised automatically on each Exercise Date of each Offering Period, and the maximum number of full shares subject to such option will be purchased for such Participant at the applicable exercise price with the payroll deductions accumulated in his or her Payroll Deduction Account, unless prior to such Exercise Date the Participant has withdrawn from the Offering Period or from the Exercise Period as provided in paragraph 10.  Notwithstanding the foregoing, the Company shall not be required to issue fractional shares for the Participant pursuant to the Plan.  During a Participant's lifetime a Participant's option to purchase shares hereunder is exercisable only by such Participant.

9. Delivery.  As promptly as practicable after each Exercise Date, the Company shall arrange the delivery to each Participant, or to his or her account at a brokerage firm, of a certificate representing the shares purchased upon exercise of his or her option, provided, however, that the Board may permit or require that shares of Common Stock issued pursuant to the Plan be deposited directly with a broker designated by the Board or to a designated agent of the Company. The Board may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.  Notwithstanding anything in this Plan to the contrary, the Company, in its sole discretion, upon a Participant’s purchase of shares of Common Stock through exercise of his or her option, may issue such shares of Common Stock pursuant to the direct registration system, and, in lieu of the issuance of certificated shares, may issue uncertificated shares, to the account of the Participant.  Any references to share certificates shall, in such event, be deemed to refer to uncertificated shares.  Any amount remaining in the Participant's Payroll Deduction Account after an Exercise Date shall be held in the Payroll Deduction Account until the next Exercise Date in such Offering Period, unless the Offering Period has been oversubscribed or has terminated with such Exercise Date, in which case such amount shall be refunded to the Participant.  In the event that Participant transfers shares of Common Stock acquired pursuant to the Plan, Participant shall first give his or her Employer notice of such transfer by delivering to the Company a notice in the form attached hereto as Exhibit B.  Upon receipt of such notice, the Company will provide the Participant with a notice in the form attached hereto as Exhibit C.

10.  Withdrawal; Termination of Employment.

(a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to his or her Payroll Deduction Account and not yet used toward the exercise of his or her option under the Plan at any time by giving written notice to the Company on a form substantially similar to Exhibit D attached to this Plan.  All of the Participant's payroll deductions credited to his or her Payroll Deduction Account will be paid to such Participant promptly after receipt of his or her notice of withdrawal.  A withdrawal of a Participant's Payroll Deduction Account shall terminate the Participant's participation for the Exercise Period in which the withdrawal occurs.  No further payroll deductions for the purchase of shares will be made during the Exercise Period.  A Participant may resume payroll deductions as the beginning of any subsequent Exercise Period that is within the Offering Period by delivering written notice on a form substantially similar to Exhibit E attached to this Plan.

(b) Upon termination of the Participant's Continuous Status as an Employee of the Company for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her Payroll Deduction Account will be returned to such Participant and his or her option will be cancelled; provided, however, that a Participant who goes on a leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence.  If such Participant is not guaranteed reemployment by contract or statute and the leave of absence exceeds ninety (90) days, such Participant shall be deemed to have terminated employment on the 91st day of such leave of absence.  Payroll deductions for a Participant who has been on a leave of absence will resume upon return to work at the same rate as in effect prior to such leave unless changed by such Participant or unless the leave of absence begins in one Offering Period and ends in a subsequent Offering Period, in which case the Participant shall not be permitted to re-enter the Plan until a new Subscription Agreement is filed with respect to an Offering Period which commences after such Participant has returned to work from the leave of absence.

(c) A Participant's withdrawal from one Offering Period will not have any effect upon his or her eligibility to participate in a different Offering Period or in any similar Plan which may hereafter be adopted by the Company.  Although a Participant may withdraw from one Offering Period and join another Offering Period which commenced prior to the end of the Offering Period from which he or she withdrew, such a change shall not transfer payroll deductions from one Offering Period to another.

11. Interest.  No interest shall accrue on the payroll deductions of a Participant in the Plan.

12.  Common Stock.

(a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be five hundred thousand (500,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18.  Either authorized and unissued shares or issued shares heretofore or hereafter reacquired by the Employer may be made subject to purchase under the Plan, in the sole and absolute discretion of the Board.  Further, if for any reason any purchase of Common Stock under the Plan is not consummated, shares subject to such purchase agreement may be subjected to a new Subscription Agreement under the Plan.  If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.  In such event, the Company shall give written notice of such reduction of the number of shares which each Employee shall be allowed to purchase.  Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue Common Stock hereunder if, in the opinion of counsel for the Company, such issuance would constitute a violation of Federal or state securities laws or NYSE listing standards.

(b) The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the prior written request of the Participant, in the names of the Participant and his or her spouse.

13.  Administration.  The Plan shall be administered by the Board or a committee appointed by the Board.  If a committee is appointed by the Board, such committee shall have all of the powers of the Board with respect to the Plan except for those powers set forth in paragraph 19 hereof.  Members of the Board who are eligible employees are permitted to participate in the Plan; provided, however, that (i) members of the Board who are eligible Employees may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan, and (ii) if a committee is appointed by the Board to administer the Plan, no committee member will be eligible to participate in the Plan.  The Board or a committee appointed hereunder shall have the following powers and duties:

(a) To direct the administration of the Plan in accordance with the provisions herein set forth;

(b) To adopt rules of procedure and regulations necessary for the administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

(c) To determine all questions with regard to rights of Employees and Participants under the Plan, including, but not limited to, rights of eligibility of an Employee to participate in the Plan;

(d) To enforce the terms of the Plan and the rules and regulations it adopts;

(e) To direct the distribution of the shares of Common Stock purchased hereunder;

(f) To furnish the Employer with information which the Employer may require for tax or other purposes;

(g) To engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

(h) To prescribe procedures to be followed by Participants in electing to participate herein;

(i) To receive from each Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

(j) To maintain, or cause to be maintained, separate accounts in the name of each Participant to reflect the Participant's Payroll Deduction Account under the Plan; and

(k) To interpret and construe the Plan.

14. Designation of Beneficiary.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares from the Participant's Payroll Deduction Account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which an option is exercised but prior to the issuance of such shares.  In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Payroll Deduction Account under the Plan in the event of such Participant's death prior to the Exercise Date of the option.

(b) Such designation of beneficiary may be changed by the Participant at any time by delivering written notice of such change to the Company, which shall set forth the name and address of the new beneficiary.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability.  Neither payroll deductions credited to Participant's Payroll Deduction Account nor any rights with regard to the exercise of an option to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition, other than as permitted in the Code, shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

16. Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Reports.  Individual Payroll Deduction Accounts will be maintained for each Participant in the Plan.  Statements of Payroll Deduction Account will be given to participating Employees promptly following an Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization.  If an option under this Plan is exercised subsequent to any stock dividend, stock split, spinoff, recapitalization, merger, consolidation, exchange of shares or the like, occurring after such option was granted, as a result of which shares of any class shall be issued in respect of the outstanding shares, or shares shall be changed into a different number of the same or another class or classes, the number of shares to which such option shall be applicable and the option price for such shares shall be appropriately adjusted by the Company.  Any such adjustment, however, in the Common Stock shall be made without change in the total price applicable to the portion of the Common Stock purchased hereunder which has not been fully paid for, but with a corresponding adjustment, if appropriate, in the price for each share of Common Stock.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.  In the event of a proposed sale of all or substantially all of the assets of the Company, or  the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable.  If the Board makes an option fully exercisable, in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

19. Amendment or Termination.  The Board may at any time and for any reason terminate or amend the Plan.  Except as specifically provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interest of the Company and its shareholders.  Except as specifically provided in the Plan or as required to obtain a favorable ruling from the Internal Revenue Service, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant.  To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Rules of the NYSE or any other requirement applicable to the Employer, the Company shall obtain shareholder approval in such manner and to such a degree as required.  Furthermore, the Board shall not modify, extend or renew any option granted hereunder that would subject the option to Section 409A of the Code pursuant to Treasury Regulation § 1.409A-1(b)(5)(ii) or take any other action that would result in an impermissible deferral of compensation in violation of Section 409A of the Code.

20. Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Shareholder Approval.  Commencement of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted.

22. Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares  pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute, such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in paragraph 21.  It shall continue in effect for a term of ten (10) years unless sooner terminated under paragraph 19.

24. No Rights Implied.  Nothing contained in this Plan or any modification or amendment to the Plan or in the creation of any Participant's Payroll Deduction Account, or the execution of any participation election form, or the issuance of any shares of Common Stock, shall give any Employee or Participant any right to continue employment, any legal or equitable right against the Employer or Company or  any officer, director, or Employee of the Employer or Company, except as expressly provided by the Plan.

25. Severability.  In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

26. Notice.  Any notice required to be given herein by the Employer, the Company or the Board shall be deemed delivered, when (a) personally delivered, or (b) placed in the United States mails, in an envelope addressed to the last known address of the person to whom the notice is given.

27. Waiver of Notice.  Any person entitled to notice under the Plan may waive the notice.

28. Successors and Assigns.  The Plan shall be binding upon all persons entitled to purchase Common Stock under the Plan, their respective heirs, legatees, and legal representatives upon the Employer, its successors and assigns.

29. Headings.  The titles and headings of the paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

30. Law.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by Federal statute.  The obligation of the Employer to sell and deliver Common Stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Common Stock.

31. No Liability for Good Faith Determinations.  Neither the members of the Board nor any member of the committee appointed by the Board (nor their delegates) shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase shares of Common Stock granted under it, and members of the Board and such committee (and their delegatees) shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

32. Application of Plan Provisions.  Except as provided in paragraph 32, the provisions of this Plan shall be applied separately to each Subsidiary and its employees exactly as if each such Subsidiary participating in the Plan was the sole and only employer which is a party hereto.  Except in paragraph 32, the word “Employer,” wherever used herein, shall be deemed to refer only to the particular Employer separately insofar as that Employer and its Employees are concerned, and likewise the words “Employee,” “Employees,” “Participant” and “Participants” shall be deemed to refer solely to the Employees of that particular Employer, or such of them as may become Participants, as if their Employer were the sole and only Employer which is a party hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Employee Stock Purchase Plan has been executed  effective this __________ day of ______________, 2008.

AZZ INCORPORATED

By:
Name: David H. Dingus
Title:   Chief Executive Officer

Signature Page to AZZ incorporated Employee Stock Purchase Plan

Schedule 1

Designated Subsidiaries
(attached hereto and incorporated by reference herein)

Schedule 1- Subsidiaries of Registrant

AZZ incorporated 75-0948250 3/26/56
Aztec Industries, Inc. 75-1316815 8/21/69
The Calvert Company, Inc. 64-0792921 9/26/90
Gulf Coast Galvanizing, Inc. 75-2493283 1/26/94
Arkgalv, Inc. (d/b/a Arkansas Galvanizing, Inc.) 75-2254883 11/29/88
Arbor-Crowley, Inc. 51-0337454 12/3/91
Atkinson Industries, Inc. 48-0126010 1/23/36
Aztec Industries, Inc. - Moss Point 75-2107319 3/1/86
Automatic Processing Incorporated 64-0594499 1/6/77
AZZ GP, LLC No FEIN 9/30/2000
AZZ LP, LLC No FEIN 9/30/2000
99% Limited Partner
1% General Partner
AZZ Group, LP 75-2403898 9/30/00
1% General Partner
AZZ Holdings, Inc. 51-0337457 12/3/91
Aztec Manufacturing Partnership, Ltd. 75-2403896 12/4/91
Aztec Manufacturing-Waskom Partnership, Ltd.
Rig-A-Lite Partnership, Ltd. 75-0353821 12/4/91
International Galvanizers Partnership, Ltd. 11/25/97
Drilling Rig Electrical Systems Co. Partnership, Ltd.
99% Limited Partner
Arizona Galvanizing, Inc. 75-2508628 4/28/93
Hobson Galvanizing, Inc. 72-1350019 4/4/97
CGIT Systems, Inc. 75-2832437 9/1/99
Westside Galvanizing Services, Inc. 72-0866859 2/1/2000
AZZ Canada Limited 860168426 NP0001 Canada
AZZ Blenkhorn & Sawle Limited 859454696 NP0001 Canada
Central Electric Company 43-0995652
Carter and Crowley, Inc. 75-2960819
Central Electric Manufacturing Company 43-0716500
Electrical Power Systems, Inc. 43-1759385
Clark Control Systems, Inc. 63-1148768
AAA Galvanizing Joliet, Inc. 26-2027280
AAA Galvanizing Dixon, Inc. 26-2027459
Witt Galvanizing Cincinnati, Inc. 20-5044366
Witt Galvanizing Muncie, Inc. 20-5044420
Witt Galvanizing Plymouth, Inc. 20-5044257
AAA Galvanizing Chelsea, Inc. 26-2027777
AAA Galvanizing Peoria, Inc. 26-2027580
AAA Galvanizing Winsted, Inc. 26-2027898
AAA Galvanizing Hamilton, Inc. 26-2027127
Reporting Legend:
State of Formation
Footnote Reference
FEIN
Date of Formation
State of Commercial Domicile

01010137123

AZZ 8-K Re_ Amended 2005 Plan and Employee Stock Purchase Plan.DOC

EXHIBIT A

AZZ incorporated

EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

I, ________________, have read the attached AZZ incorporated Employee Stock Purchase Plan (the “Plan”). I understand that capitalized terms not otherwise defined in this Subscription Agreement shall have the meaning given to such terms in the Plan. I have decided (check one):

NOT to participate in the Plan.

TO PARTICIPATE in the Plan.  I wish to purchase that amount of common stock that can be purchased with _______ % of my compensation (select the percentage of your compensation from either 0 or 1 to 10, in increments of 1, that you elect to contribute).

TO STOP my current payroll deductions with respect to the Plan.

In order to pay for the shares of Common Stock that I have elected to purchase under the Plan, I hereby authorize my Employer to deduct the percentage of my compensation that I specified above from my pay each pay period while this election is in effect.

I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan.  I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on each Exercise Date of the Offering Period unless I otherwise withdraw from the Offering Period or the Plan.

I understand that any shares of Common Stock purchased in accordance with the Plan shall be subject to restrictions on transfer as set out in the Internal Revenue Code of 1986, as amended (the “Code”).  In particular, I understand that the Code requires that I hold any shares of Common Stock purchased pursuant to the Plan until the earlier of (1) two years from the date that I receive the option to purchase such shares of Common Stock pursuant to the Plan and (2) one year from the date that such shares of Common Stock are issued to me.  I agree that I will hold the shares of Common Stock purchased by me pursuant to the Plan and this Subscription Agreement in accordance with the restrictions set forth in the immediately preceding sentence.

I have received a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

I hereby agree to be bound by the terms of the Plan.  The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

[Remainder of Page Intentionally Left Blank]

In the event of my death, I hereby designate the following as my beneficiary to  receive all payments and shares due me and not yet paid or issued under the Plan:

Name and Address of Beneficiary:

I hereby confirm the statements and instructions set forth above subject to the terms and conditions set forth herein and in the Plan.

EMPLOYEE:

[Signature]

[Name]

[Date]

[Address]

[Address]

AZZ 8-K Re_ Amended 2005 Plan and Employee Stock Purchase Plan.DOC

EXHIBIT B

AZZ incorporated

EMPLOYEE STOCK PURCHASE PLAN

NOTICE TO TRANSFER SHARES OF COMMON STOCK

The undersigned Participant in the Offering Period of the AZZ incorporated Employee Stock Purchase Plan (the “Plan”) that began on ____________ _____, 20__ hereby notifies the Company that the undersigned Participant intends to transfer _____________ shares of Common Stock acquired by the undersigned Participant pursuant to the Plan.

Capitalized terms not otherwise defined in this Notice to Transfer Shares of Common Stcok shall have the meaning given to such terms in the Plan.

The undersigned hereby acknowledges receipt of a copy of the Plan, and confirms the statements and instructions set forth above subject to the terms and conditions set forth herein, in the Subscription Agreement signed by the undersigned Participant on ________________ ___, 20___ and in the Plan.

PARTICIPANT:

[Signature]

[Name]

[Date]

[Address]

[Address]

AZZ 8-K Re_ Amended 2005 Plan and Employee Stock Purchase Plan.DOC

EXHIBIT C
Section 6039 Notice Regarding Transfer of Stock Purchased
Under Employee Stock Purchase Plan

TO:                      [Transferor of § 423 stock (generally an employee)]
FROM:                                AZZ incorporated
RE:	Transfer of Stock Acquired Under an Employee Stock Purchase Plan (as described in § 423 of the Internal Revenue Code)

Dear           :

Pursuant to §§ 6039(a)(2) and 6039(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the following information is being furnished to you with regard to your transfer during 20_ of stock acquired under the AZZ incorporated Employee Stock Purchase Plan:

1.           Corporation whose stock was transferred:

Name:	AZZ incorporated

Address:	University Centre I, Suite 200
1300 South University Drive
Fort Worth, Texas 76107

Employer Identification Number:	75-0948250

2.           Person who transferred stock originally acquired under an employee stock purchase plan (“transferor”):

Name:

Address:

Social Security Number:

3.           Date stock originally acquired by transferor:

4.           Number of shares to which title was transferred by transferor during 20___:

The shares transferred were acquired by you under a purchase right that is an option described in § 423(c) of the Code. As a result of your transfer described above, you are subject to taxation as described in § 423(c) of the Code and therefore, may have to recognize income that is taxable as ordinary income.

Please keep this statement for income tax purposes.

Dated:

AZZ INCOPORATED

By:
Name:
Title:

AZZ 8-K Re_ Amended 2005 Plan and Employee Stock Purchase Plan.DOC

EXHIBIT D

AZZ incorporated

EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned Participant in the Offering Period of the AZZ incoporporated Employee Stock Purchase Plan (the “Plan”) that began on ____________ _____, 20___, (the “Enrollment Date”) hereby notifies the Company that effective on ____________ _____, 20___ (the “Withdrawal Date”) he or she withdraws from the current Exercise Period only

the Offering Period

The undersigned hereby directs the Company to pay to the undersigned as promptly as possible following the Withdrawal Date all the payroll deductions created to his or her Payroll Deduction Account with respect to such Offering Period.  The undersigned understands and agrees that if withdrawing from the Exercise Period no further payroll deductions will be made for the purchase of shares in such Exercise Period and the undersigned may not participate in another Exercise Period within the Offering Period unless the undersigned delivers to the Company a Notice to Resume Payroll Deductions. If the withdrawal is from the Offering Period, no further payroll deductions will be made for the purchase of shares in the Offering Period.

Capitalized terms not otherwise defined in this Notice of Withdrawal shall have the meaning given to such terms in the Plan.

The undersigned hereby acknowledges receipt of a copy of the Plan, and confirms the statements and instructions set forth above subject to the terms and conditions set forth herein and in the Plan.

PARTICIPANT:

[Signature]

[Name]

[Date]

[Address]

[Address]

AZZ 8-K Re_ Amended 2005 Plan and Employee Stock Purchase Plan.DOC

EXHIBIT E

AZZ incorporated

EMPLOYEE STOCK PURCHASE PLAN

NOTICE TO RESUME PAYROLL DEDUCTIONS

The undersigned Participant in the Offering Period of the AZZ incorporated Employee Stock Purchase Plan (the “Plan”) that began on ____________ _____, 20__ hereby notifies the Company to resume payroll deductions for his or her Payroll Deduction Account at the beginning of the next Exercise Period in accordance with the terms of the Subscription Agreement executed by the undersigned at the beginning of the Offering Period.

Capitalized terms not otherwise defined in this Notice to Resume Payroll Deduction shall have the meaning given to such terms in the Plan.

The undersigned hereby acknowledges receipt of a copy of the Plan, and confirms the statements and instructions set forth above subject to the terms and conditions set forth herein and in the Plan.

PARTICIPANT:

[Signature]

[Name]

[Date]

[Address]

[Address]

AZZ 8-K Re_ Amended 2005 Plan and Employee Stock Purchase Plan.DOC